CONTINENTAL HOMES HOLDING CORP.
                     SEVERANCE PLAN FOR SELECTED PRESIDENTS



                             ARTICLE I. DEFINITIONS


     For purposes of this Plan, the following terms have the meanings indicated:

     1.1 "Affiliated Company" means any trade or business, whether or not incorporated, which is a member of the controlled group of corporations (within the meaning of Section 414(b) of the Code) that includes the Company or which is under common control with the Company within the meaning of Section 414(c) of the Code.

     1.2 "Cause" means a Participant's (i) willfully engaging in conduct which is or would reasonably be expected to be materially and demonstrably injurious to the Company, (ii) willfully engaging in an act or acts of dishonesty resulting in material personal gain to the Participant at the expense of the Company, (iii) conviction of a felony, (iv) engaging in an act or acts of gross malfeasance in connection with his employment hereunder, (v) committing a material breach of the confidentiality provision set forth in Section 6.4, or
(vi) exhibiting demonstrable evidence of alcohol or drug abuse having a substantial adverse effect on his job performance.

     1.3 "Code" means the Internal Revenue Code of 1986, as amended.

     1.4 "Committee" means the committee appointed by the Board of Directors of the Company to administer the Plan.

     1.5 "Company" means Continental Homes Holding Corp.

     1.6 "Good Reason" means (i) a significant reduction in the scope of a Participant's authority, functions, duties or responsibilities, (ii) the relocation of a Participant's office location to a location more than 50 miles from the Participant's prior principal place of employment, (iii) any reduction in a Participant's base salary, (iv) a significant change in the Company's annual bonus program adversely affecting the Participant, or (v) a significant reduction in the other employee benefits provided to a Participant (unless the Participant is fully compensated for the value of such reduction through an increase in cash compensation) ; provided that, in the event of a change of control of the Company involving D.R. Horton, Inc., a substantial reduction in such employee benefits shall not be deemed to have occurred for the purpose of clause (v) above after the expiration of the 6-month period beginning on the date of such change of control if the Participant shall be entitled to participate in and receive benefits under the Company's or its successor's employee benefit plans and programs that are or may be available to comparable employees generally and on terms and conditions that are no less favorable than those generally applicable to other comparable employees of the Company or its successor. A significant reduction within the meaning of clause (i) of the preceding sentence shall not be deemed to have occurred merely because the Company ceases to be a public company or because the Participant's title is changed, provided that the Participant's authority, functions, duties and responsibilities otherwise remain substantially the same as the authority, functions, duties and responsibilities of a person with the Participant's job title (as of December 1, 1997) within a comparably sized division of a national homebuilding company. A significant reduction within the meaning of clause (v) of the second preceding sentence shall not be deemed to have occurred in the case of a Participant covered by the Company's Equity Split Dollar Plan merely by reason of the termination of said plan, provided that the Company assigns to the Participant all rights which the Company may have under any life insurance policy issued on the Participant's life under said plan, including, without limitation, the right to reimbursement for any premiums and administrative service fees paid by the Company (in which event, subsection (E) of Article IV of this Plan shall have no further applicability).

     1.7 "Participant" means any employee of the Company who is designated as a Participant by the Committee; provided, however, that in no event may a person be designated as a Participant hereunder if such person is covered by a written employment agreement with the Company.

     1.8 "Permanent and Total Disability" means a Participant's inability to engage in any substantial gainful employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or is expected to last for a continuous period of not less than 12 months. The existence of such Permanent and Total Disability shall be evidenced by such medical certification as the Secretary of the Company shall require and shall be subject to the approval of the Compensation Committee of the Board of Directors of the Company.

     1.9 "Plan" means this plan, the Continental Homes Holding Corp. Severance Plan for Selected Presidents.

     1.10 "Termination Date" means the date on which a Participant's employment with the Company and its Affiliated Companies terminates.

                            ARTICLE II. PARTICIPATION


     The Committee shall in its sole discretion select those Presidents of divisions or subsidiaries of the Company who shall be Participants in the Plan. Once a person has been designated as a Participant by the Committee, such designation may not be revoked (even if such person ceases to serve as a President of a division or subsidiary of the Company).


                      ARTICLE III. ELIGIBILITY FOR BENEFITS


     A Participant shall be entitled to severance benefits under this Plan if and only if his employment with the Company and its Affiliated Companies terminates under either of the following circumstances:

     (A) a termination by the Company or an Affiliated Company other than for Cause or Permanent and Total Disability, or

     (B) a termination by the Participant for Good Reason.


If an event constituting a ground for termination of employment for Good Reason occurs, and the Participant fails to give notice of termination within 3 months after the occurrence of such event, the Participant shall be deemed to have waived his right to terminate employment for Good Reason in connection with such event (but not for any other event for which the 3-month period has not expired).


                         ARTICLE IV. AMOUNT OF BENEFITS


     A Participant who becomes entitled to severance benefits pursuant to
Article III shall receive the following benefits:

     (A) The Company shall pay to the Participant as a severance benefit an amount equal to one or one and one-half times the sum of (i) the Participant's annual rate of base salary immediately preceding his Termination Date, and (ii) the average of the Participant's three highest annual bonuses awarded under the Company's regular annual bonus program for any of the five calendar years preceding his Termination Date (or, if he was not eligible for a bonus for at least three calendar years in such five-year period, then the average of such bonuses for all of the calendar years in such five-year period for which he was eligible), with any deferred bonuses counting for the year earned rather than the year paid. The Committee shall designate one or one and one-half as the applicable multiple for a Participant at the time of his designation as a Participant. Such severance benefit shall be paid in a lump sum within 45 days after the Participant's Termination Date.

     (B) The Company shall pay to the Participant as a bonus for the year in which his Termination Date falls an amount equal to a portion (determined as provided in the next sentence) of the bonus awarded to him under the Company's regular annual bonus program for the calendar year immediately preceding the calendar year in which his Termination Date falls, with any deferred bonuses counting for the year earned rather than the year paid. Such portion shall be determined by dividing the number of days of the Participant's employment during such calendar year up to his Termination Date by 365 (366 if a leap year). Such payment shall be made in a lump sum within 45 days after such Termination Date, and the Participant shall have no right to any further bonuses under said program.

     (C) During the period of 12 or 18 months beginning on the Participant's Termination Date (the 12-month period to apply in the case of Participants whose multiple under subsection (A) above is one, and the 18-month period to apply in the case of Participants whose multiple under subsection (A) above is one and one-half), the Participant shall remain covered by the medical, dental, vision, life insurance, and, if reasonably commercially available through nationally reputable insurance carriers, long-term disability plans of the Company that covered him immediately prior to his Termination Date as if he had remained in employment for such period. In the event that the Participant's participation in any such plan is barred, the Company shall arrange to provide the Participant with substantially similar benefits (but, in the case of long-term disability benefits, only if reasonably commercially available). Any medical insurance coverage for such 12 or 18-month period, as the case may be, pursuant to this subsection (C) shall become secondary upon the earlier of (i) the date on which the Participant begins to be covered by comparable medical coverage provided by a new employer, or (ii) the earliest date upon which the Participant becomes eligible for Medicare or a comparable Government insurance program.

     (D) The Company shall arrange for an outplacement assistance firm to provide outplacement assistance services to the Participant at the Company's expense for a period of twelve months beginning on the Participant's Termination Date.

     (E) If the Participant participates in the Company's Equity Split Dollar Plan, at the end of the 12 or 18 month period (as the case may be) described in subsection (C) above, the Company shall assign to the Participant all rights which the Company may have under any life insurance policy issued on the Participant's life under such plan (including, without limitation, the right to reimbursement for any premiums and administrative service fees paid by the Company).

     (F) Anything in this Plan to the contrary notwithstanding, if the Company approves any transaction with another business entity which it wishes to qualify for "pooling of interests" accounting treatment and, prior to the consummation of such transaction, the Company's accountants advise that any benefits payable under this Plan might adversely affect the availability of such accounting treatment, such benefits shall not be payable, and the Company and the Participant shall negotiate in good faith to provide, if possible, an alternative way of giving substantially equivalent economic benefits to the

Participant that would not adversely affect "pooling of interests" accounting treatment.


                         ARTICLE V. PLAN ADMINISTRATION


     5.1 Committee The Plan shall be administered by the Committee. The Committee shall interpret the provisions of the Plan and shall determine all questions arising in the administration thereof, including without limitation the reconciliation of any inconsistent provisions, the resolution of any ambiguities, the correction of defects, and the supplying of omissions. Any such determination by the Committee shall be conclusive and binding on all persons and shall be consistently and uniformly applied to all persons similarly situated.

     5.2 Claims Procedure In the event that a claim for a benefit under the Plan has been denied, the decision shall be subject to review by the Committee upon written request of the claimant received by the Committee within sixty (60) days after mailing or delivery to the claimant of written notice of such denial. The decision of the Committee upon such review shall be in writing and shall state the reasons for the decision and the provisions of the Plan on which the decision is based. Such decision shall be made within sixty (60) days after the Committee's receipt of written request for such review unless a hearing is necessitated to determine the facts and circum-stances, in which event a decision shall be rendered as soon as possible, but not later than one hundred and twenty (120) days after the claimant's written request for review. The decision of the Committee upon review shall be final and binding on all persons.


                            ARTICLE VI. MISCELLANEOUS


     6.1 Plan Not Employment Agreement. The Plan does not constitute an agreement or contract of employment and shall not be construed to limit in any manner the right of the Company or any Affiliated Company to terminate a Participant's employment.

     6.2 No Duty to Seek Employment. A Participant shall not be under any duty or obligation to seek other employment following his Termination Date, and no amount, payment or benefits due to a Participant hereunder shall be reduced or suspended if the Participant accepts subsequent employment.

     6.3 Arbitration. Any dispute or controversy arising under or in connection with this Plan shall be settled by arbitration, conducted before a panel of three arbitrators in Phoenix, Arizona in accordance with the applicable rules and procedures of the American Arbitration Association then in effect. Arbitration shall be the exclusive remedy for any such dispute or controversy except only as to the failure to abide by an arbitration award rendered hereunder. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. Such arbitration shall be final and binding on the parties. If the Participant is awarded more than an insignificant amount compared to what the Company asserted was due to him or otherwise substantially prevails in the arbitration, the Company shall reimburse the Participant for the costs incurred by the Participant in connection with such arbitration, including without limitation reasonable attorneys' fees, and shall pay interest on any money award obtained by the Participant from the date payment should have been made to the date payment is made, calculated at the rate of 2% in excess of the LIBOR rate in effect from time to time from the date that payment(s) to him should have been made under the Plan. If the Participant enforces the arbitration award in court, the Company shall reimburse the Participant for the costs incurred in such enforcement, including without limitation reasonable attorneys' fees.

     6.4 Confidential Information. Each Participant shall retain in confidence any confidential information known to him concerning the Company, its subsidiaries and their respective businesses until such information is publicly dis-closed. This provision shall apply both before and after the Participant's Termination Date.

     6.5 Non-Solicitation. For a period of eighteen months following a Participant's Termination Date, such Participant will not solicit, directly or indirectly, any officer or employee of the Company or any of its subsidiaries or affiliates to leave and work for any other employer and, further, such Participant will not suggest to others that they approach or solicit any officer or employee of the Company or any of its subsidiaries or affiliates with respect to potential employment elsewhere. If a Participant breaches this provision in any significant respect, such Participant shall forfeit his right to receive the payments and benefits described in Article IV (including, without limitation, payments and benefits already received). To the extent any payments and benefits already received are so forfeited, the Participant shall promptly return such payments and benefits to the Company. In addition, the Company may seek other legal and equitable relief in the event of any breach by a Participant of this
Section 6.5.

     6.6 Successors. This Plan shall be binding upon and inure to the benefit of the Participant and his estate and the Company and any successor of the Company, but neither this Plan nor any rights arising hereunder may be assigned or pledged by the Participant.

     6.7 Controlling Law. This Plan shall in all respects be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to principles of conflict of laws).

     6.8 Plan Amendment and Termination. The Company reserves the right to amend or terminate the Plan at any time and for any reason, provided, however, that
(i) no amendment or termination adopted prior to June 1, 1999 may adversely affect the rights under this Plan of any person who has been designated as a Participant prior to the adoption of such amendment or termination, and (ii) no amendment or termination may adversely affect the rights under this Plan of any Participant whose Termination Date preceded the date of adoption of such amendment or termination.

                         CONTINENTAL HOMES HOLDING CORP.
                   SEVERANCE PLAN FOR SELECTED VICE PRESIDENTS



                             ARTICLE I. DEFINITIONS


     For purposes of this Plan, the following terms have the meanings indicated:

     1.1 "Affiliated Company" means any trade or business, whether or not incorporated, which is a member of the controlled group of corporations (within the meaning of Section 414(b) of the Code) that includes the Company or which is under common control with the Company within the meaning of Section 414(c) of the Code.

     1.2 "Cause" means a Participant's (i) willfully engaging in conduct which is or would reasonably be expected to be materially and demonstrably injurious to the Company, (ii) willfully engaging in an act or acts of dishonesty resulting in material personal gain to the Participant at the expense of the Company, (iii) conviction of a felony, (iv) engaging in an act or acts of gross malfeasance in connection with his employment hereunder, (v) committing a material breach of the confidentiality provision set forth in Section 6.3, or
(vi) exhibiting demonstrable evidence of alcohol or drug abuse having a substantial adverse effect on his job performance.

     1.3 "Code" means the Internal Revenue Code of 1986, as amended.

     1.4 "Committee" means the committee appointed by the Board of Directors of the Company to administer the Plan.

     1.5 "Company" means Continental Homes Holding Corp.

     1.6 "Good Reason" means (i) a significant reduction in the scope of a Participant's authority, functions, duties or responsibilities, (ii) the relocation of a Participant's office location to a location more than 50 miles from the Participant's prior principal place of employment, (iii) any reduction in a Participant's base salary, (iv) a significant change in the Company's annual bonus program adversely affecting the Participant, or (v) a significant reduction in the other employee benefits provided to a Participant (unless the Participant is fully compensated for the value of such reduction through an increase in cash compensation); provided that, in the event of a change of control of the Company involving D.R. Horton, Inc., a substantial reduction in such employee benefits shall not be deemed to have occurred for the purpose of clause (v) above after the expiration of the 6-month period beginning on the date of such change of control if the Participant shall be entitled to participate in and receive benefits under the Company's or its successor's employee benefit plans and programs that are or may be available to comparable employees generally and on terms and conditions that are no less favorable than those generally applicable to other comparable employees of the Company or its successor. A significant reduction within the meaning of clause (i) of the preceding sentence shall not be deemed to have occurred merely because the Company ceases to be public company or because the Participant's title is changed, provided that the Participant's authority, functions, duties and responsibilities otherwise remain substantially the same as the authority, functions, duties and responsibilities of a person with the Participant's job title (as of December 1, 1997) within a comparably sized division of a national homebuilding company. A significant reduction within the meaning of clause (v) of the second preceding sentence shall not be deemed to have occurred in the case of a Participant covered by the Company's Equity Split Dollar Plan merely by reason of the termination of said plan, provided that the Company assigns to the Participant all rights which the Company may have under any life insurance policy issued on the Participant's life under said plan, including, without limitation, the right to reimbursement for any premiums and administrative service fees paid by the Company (in which event, subsection (E) of Article IV of this Plan shall have no further applicability).

     1.7 "Participant" means any employee of the Company who is designated as a Participant by the Committee; provided, however, that in no event may a person be designated as a Participant hereunder if such person is covered by a written employment agreement with the Company.

     1.8 "Permanent and Total Disability" means a Participant's inability to engage in any substantial gainful employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or is expected to last for a continuous period of not less than 12 months. The existence of such Permanent and Total Disability shall be evidenced by such medical certification as the Secretary of the Company shall require and shall be subject to the approval of the Compensation Committee of the Board of Directors of the Company.

     1.9 "Plan" means this plan, the Continental Homes Holding Corp. Severance Plan for Selected Vice Presidents.

     1.10 "Termination Date" means the date on which a Participant's employment with the Company and its Affiliated Companies terminates.

                            ARTICLE II. PARTICIPATION


     The Committee shall in its sole discretion select those Vice Presidents of the Company and its subsidiaries who shall be Participants in the Plan. Once a person has been designated as a Participant by the Committee, such designation may not be revoked (even if such person ceases to serve as a Vice President of the Company or a subsidiary).


                      ARTICLE III. ELIGIBILITY FOR BENEFITS


     A Participant shall be entitled to severance benefits under this Plan if and only if his employment with the Company and its Affiliated Companies terminates under either of the following circumstances:

     (A) a termination by the Company or an Affiliated Company other than for Cause or Permanent and Total Disability, or

     (B) a termination by the Participant for Good Reason.


If an event constituting a ground for termination of employment for Good Reason occurs, and the Participant fails to give notice of termination within 3 months after the occurrence of such event, the Participant shall be deemed to have waived his right to terminate employment for Good Reason in connection with such event (but not for any other event for which the 3-month period has not expired).


                         ARTICLE IV. AMOUNT OF BENEFITS


     A Participant who becomes entitled to severance benefits pursuant to
Article III shall receive the following benefits:

     (A) The Company shall pay to the Participant (or, in the event of his death, his estate) his base salary at the rate in effect on his Termination Date for the period of six months beginning on his Termination Date, such salary to be paid at the normal time for payment of such salary.

     (B) The Company shall pay to the Participant as a bonus for the year in which his Termination Date falls an amount equal to a portion (determined as provided in the next sentence) of the bonus awarded to him under the Company's regular annual bonus program for the calendar year immediately preceding the calendar year in which his Termination Date falls, with any deferred bonuses counting for the year earned rather than the year paid. Such portion shall be determined by dividing the number of days of the Participant's employment during such calendar year up to his Termination Date by 365 (366 if a leap year). Such payment shall be made in a lump sum within 45 days after such Termination Date, and the Participant shall have no right to any further bonuses under said program.

     (C) During the period of 6 months beginning on the Participant's Termination Date, the Participant shall remain covered by the medical, dental, vision, life insurance, and, if reasonably commercially available through nationally reputable insurance carriers, long-term disability plans of the Company that covered him immediately prior to his Termination Date as if he had remained in employment for such period. In the event that the Participant's participation in any such plan is barred, the Company shall arrange to provide the Participant with substantially similar benefits (but, in the case of long-term disability benefits, only if reasonably commercially available). Any medical insurance coverage for such 6-month period pursuant to this subsection (C) shall become secondary upon the earlier of (i) the date on which the Participant begins to be covered by comparable medical coverage provided by a new employer, or (ii) the earliest date upon which the Participant becomes eligible for Medicare or a comparable Government insurance program.

     (D) The Company shall arrange for an outplacement assistance firm to provide outplacement assistance services to the Participant at the Company's expense for a period of 6 months beginning on the Participant's Termination Date.

     (E) If the Participant participates in the Company's Equity Split Dollar Plan, at the end of the 6 month period described in subsection (C) above, the Company shall assign to the Participant all rights which the Company may have under any life insurance policy issued on the Participant's life under such plan (including, without limitation, the right to reimbursement for any premiums and administrative service fees paid by the Company).

     (F) Anything in this Plan to the contrary notwithstanding, if the Company approves any transaction with another business entity which it wishes to qualify for "pooling of interests" accounting treatment and, prior to the consummation of such transaction, the Company's accountants advise that any benefits payable under this Plan might adversely affect the availability of such accounting treatment, such benefits shall not be payable, and the Company and the Participant shall negotiate in good faith to provide, if possible, an alternative way of giving substantially equivalent economic benefits to the Participant that would not adversely affect "pooling of interests" accounting treatment.


                         ARTICLE V. PLAN ADMINISTRATION


     5.1 Committee The Plan shall be administered by the Committee. The Committee shall interpret the provisions of the Plan and shall determine all questions arising in the administration thereof, including without limitation the reconciliation of any inconsistent provisions, the resolution of any am-biguities, the correction of defects, and the supplying of omissions. Any such determination by the Committee shall be conclusive and binding on all persons and shall be consistently and uniformly applied to all persons similarly situated.

     5.2 Claims Procedure In the event that a claim for a benefit under the Plan has been denied, the decision shall be subject to review by the Committee upon written request of the claimant received by the Committee within sixty (60) days after mailing or delivery to the claimant of written notice of such denial. The decision of the Committee upon such review shall be in writing and shall state the reasons for the decision and the provisions of the Plan on which the decision is based. Such decision shall be made within sixty (60) days after the Committee's receipt of written request for such review unless a hearing is necessitated to determine the facts and circumstances, in which event a decision shall be rendered as soon as possible, but not later than one hundred and twenty
(120) days after the claimant's written request for review. The decision of the Committee upon review shall be final and binding on all persons.

                            ARTICLE VI. MISCELLANEOUS


     6.1 Plan Not Employment Agreement. The Plan does not constitute an agreement or contract of employment and shall not be construed to limit in any manner the right of the Company or any Affiliated Company to terminate a Participant's employment.

     6.2 No Duty to Seek Employment. A Participant shall not be under any duty or obligation to seek other employment following his Termination Date, and no amount, payment or benefits due to a Participant hereunder shall be reduced or suspended if the Participant accepts subsequent employment.

     6.3 Confidential Information. Each Participant shall retain in confidence any confidential information known to him concerning the Company, its subsidiaries and their respective businesses until such information is publicly disclosed. This provision shall apply both before and after the Participant's Termination Date.

     6.4 Non-Solicitation. For a period of eighteen months following a Participant's Termination Date, such Participant will not solicit, directly or indirectly, any officer or employee of the Company or any of its subsidiaries or affiliates to leave and work for any other employer and, further, such Participant will not suggest to others that they approach or solicit any officer or employee of the Company or any of its subsidiaries or affiliates with respect to potential employment elsewhere. If a Participant breaches this provision in any significant respect, such Participant shall forfeit his right to receive the payments and benefits described in Article IV (including, without limitation, payments and benefits already received). To the extent any payments and benefits already received are so forfeited, the Participant shall promptly return such payments and benefits to the Company. In addition, the Company may seek other legal and equitable relief in the event of any breach by a Participant of this Section 6.4.

     6.5 Successors. This Plan shall be binding upon and inure to the benefit of the Participant and his estate and the Company and any successor of the Company, but neither this Plan nor any rights arising hereunder may be assigned or pledged by the Participant.

     6.6 Controlling Law. This Plan shall in all respects be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to principles of conflict of laws).

     6.7 Plan Amendment and Termination. The Company reserves the right to amend or terminate the Plan at any time and for any reason, provided, however, that (i) no amendment or termination adopted prior to December 1, 1998 may adversely affect the rights under this Plan of any person who has been designated as a Participant prior to the adoption of such amendment or termination, and (ii) no amendment or termination may adversely affect the rights under this Plan of any Participant whose Termination Date preceded the date of adoption of such amendment or termination.